Exhibit 99.1

Sequential Brands Group Announces Fourth Quarter and Full Year 2017 Financial Results

Q4 2017 Revenue increased 3% to $46.9 million

Full Year 2017 Revenue increased 8% to $167.5 million

NEW YORK, February 28, 2018 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq: SQBG) today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Results:

Total revenue for the fourth quarter ended December 31, 2017 increased 3% to $46.9 million compared to $45.4 million in the prior year quarter. On a GAAP basis, the net loss for the fourth quarter 2017 was $(162.9) million or $(2.58) per diluted share, which includes one-time, net charges of $171.7 million related to both the recent federal tax reform legislation and the Company’s goodwill. The tax reform impact was a $132.4 million non-cash positive benefit in the fourth quarter. Specifically, the Company revalued its deferred tax liabilities based on the new lower federal tax rates and released the valuation reserves on its federal deferred tax assets. The goodwill adjustment represents a one-time, non-cash charge of $304.1 million that was driven by the Company’s stock price during the fourth quarter – as well as the increase in the Company’s book value related to tax reform – which resulted in an assessed fair value of equity that was significantly below its net book value. This compares to a GAAP net loss in the prior year’s quarter of $(1.0) million or $(0.02) per diluted share.

Non-GAAP net income for the fourth quarter 2017 was $7.8 million, or $0.12 per diluted share, compared to $7.3 million, or $0.12 per diluted share, in the prior year period. Adjusted EBITDA (defined in the accompanying Non-GAAP Financial Measures) for the fourth quarter of 2017 was $27.4 million compared to $24.2 million in the prior year quarter. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

“We ended the full year with 8% revenue growth, strong organic growth and an improved Adjusted EBITDA margin which reflect the power of our unique portfolio of brands,” said Sequential Brands Group CEO Karen Murray. “We are encouraged by the momentum so far in 2018 and are focused on driving revenue through both existing partnerships as well as executing against our robust new business development pipeline. Our refinancing efforts continue to progress and we remain on track with an early 2018 refinancing.”

Full Year 2017 Results:

Total revenue for the year ended December 31, 2017 increased 8% to $167.5 million, compared to $155.5 million in the prior year. On a GAAP basis, the net loss for the year ended December 31, 2017 was $(185.7) million or $(2.95) per diluted share which includes one-time, net charges in the fourth quarter of $171.7 million related to both the recent federal tax reform legislation and the goodwill adjustment previously described. Also reflected in the net loss for 2017 were non-core charges of $45.1 million highlighted in the Company’s third quarter 2017 earnings release. This compares to a net loss in the prior year ended December 31, 2016 of $(0.8) million or $(0.01) per diluted share. Non-GAAP net income for the year ended December 31, 2017 was $27.9 million, or $0.44 per diluted share, compared to $21.0 million, or $0.33 per diluted share, in the prior year. Adjusted EBITDA for the year ended December 31, 2017 was $98.4 million, compared to $83.1 million in the prior year. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

Appointment of Chief Financial Officer:

In conjunction with today’s earnings release, the Company announced the appointment of Peter Lops as Chief Financial Officer. Mr. Lops joins Sequential from Viacom Media Networks where he served as the Chief Financial Officer and Chief Operating Officer for the Distribution and Business Development division. Andrew Cooper, President and Interim Chief Financial Officer, will continue to serve as President.

Investor Call and Webcast:

Management will provide further commentary today, February 28, 2018, on the Company’s financial results and financial update via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com. A replay of the conference call is available on the Company’s website.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share. The Company defines Adjusted EBITDA as net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, deal advisory costs, non-cash compensation, restructuring costs, costs incurred in connection with CEO transition, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, impairment of available-for-sale securities, non-cash impairment of goodwill and trademarks, net of non-controlling interest, and severance. Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, write-off of deferred financing costs, restructuring costs, costs incurred in connection with CEO transition, non-cash stock-based compensation - restructuring, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, impairment of available-for-sale securities, non-cash impairment of goodwill and trademarks, net of non-controlling interest, and adjustment to taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business. See below for a reconciliation of these non-GAAP metrics from the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the home, active and fashion categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning potential refinancing, estimates of GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the  "SEC"); (ii) general economic, market or business conditions; (iii) the Company's ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company's ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) the Company's ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company's relationships, including with employees, licensees, customers and competitors; (vii) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company's ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company's ability to achieve its guidance; (xi) continued market acceptance of the Company's brands; (xii) changes in the Company's competitive position or competitive actions by other companies; (xiii) licensees' ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company's licensing revenues with a limited number of licensees and retail partners; and (xv) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.  Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject.  Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For Media and Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current Assets:
Cash	$18,902	$19,133
Restricted cash	1,531	1,521
Accounts receivable, net	60,102	53,195
Available-for-sale securities	-	7,673
Prepaid expenses and other current assets	8,635	4,366
Total current assets	89,170	85,888

Property and equipment, net	7,035	7,674
Intangible assets, net	995,170	1,030,212
Goodwill	-	307,744
Other assets	5,836	3,345
Total assets	$1,097,211	$1,434,863

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$19,126	$18,915
Current portion of long-term debt	28,300	28,300
Current portion of deferred revenue	8,102	10,374
Total current liabilities	55,528	57,589

Long-term debt, net of current portion	602,297	616,735
Long-term deferred revenue, net of current portion	11,845	13,909
Deferred tax liability	67,799	200,357
Other long-term liabilities	6,204	8,705
Total liabilities	743,673	897,295

Commitments and Contingencies

Equity:
Preferred stock Series A, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at December 31, 2017 and 2016	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized; 63,652,721 and 62,602,041 shares issued at December 31, 2017 and 2016, respectively, and 63,227,727 and 62,504,355 shares outstanding at December 31, 2017 and 2016, respectively	635	624
Additional paid-in capital	508,444	502,564
Accumulated other comprehensive income (loss)	80	(144)
Accumulated deficit	(225,369)	(39,651)
Treasury stock, at cost; 424,994 and 97,686 shares at December 31, 2017 and 2016, respectively	(1,799)	(638)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	281,991	462,755
Noncontrolling interests	71,547	74,813
Total equity	353,538	537,568
Total liabilities and equity	$1,097,211	$1,434,863

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Net revenue	$46,895	$45,414	$167,464	$155,528
Operating expenses	22,064	22,315	79,443	85,392
Impairment charges	304,123	-	340,628	-
(Loss) income from operations	(279,292)	23,099	(252,607)	70,136

Other expense	30	4,053	1,583	3,810
Interest expense, net	15,291	14,507	59,891	50,538
(Loss) income before income taxes	(294,613)	4,539	(314,081)	15,788

(Benefit from) provision for income taxes	(132,393)	3,881	(132,535)	9,157
Net (loss) income	(162,220)	658	(181,546)	6,631

Net income attributable to noncontrolling interests	(668)	(1,638)	(4,172)	(7,452)
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(162,888)	$(980)	$(185,718)	$(821)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$(2.58)	$(0.02)	$(2.95)	$(0.01)

Weighted-average common shares outstanding:
Basic and diluted	63,055	62,194	62,862	61,912

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2017	2016
	(Unaudited)

Cash Provided By Operating Activities	$28,210	$43,038
Cash Provided By (Used In) Investing Activities	2,853	(152,888)
Cash (Used In) Provided By Financing Activities	(31,294)	87,423

Net Decrease In Cash	(231)	(22,427)
Cash — Beginning of period	19,133	41,560
Cash — End of period	$18,902	$19,133

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(162,888)	$(980)	$(185,718)	$(821)

Adjustments:
Deal advisory costs (a)	347	12	1,262	4,330
Non-cash mark-to-market adjustments to stock-based compensation (b)	(124)	(771)	(549)	(1,232)
Write-off of deferred financing costs (c)	-	-	-	273
Restructuring costs (d)	-	(59)	-	3,153
Costs incurred in connection with CEO transition (e)	-	-	6,713	-
Non-cash stock-based compensation - restructuring (f)	-	-	-	726
MSLO shareholder and pre-acquisition litigation (g)	(38)	505	521	1,557
Realized loss on the sale of available-for-sale securities (h)	-	-	1,916	-
MSLO pre-acquisition sales tax refunds (i)	-	-	(115)	-
Other non-cash items (j)	230	(239)	230	(389)
Impairment of available-for-sale securities (k)	-	4,375	-	4,375
Non-cash impairment charges, net (l)	302,818	-	336,689	-
Adjustment to taxes (m)	(132,518)	4,453	(133,035)	8,979
Total non-GAAP adjustments	170,715	8,276	213,632	21,772

Non-GAAP net income (1)	$7,827	$7,296	$27,914	$20,951

Non-GAAP weighted-average diluted shares (n)	63,086	62,783	63,093	62,748

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS:
GAAP loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(2.58)	$(0.02)	$(2.95)	$(0.01)

Adjustments:
Deal advisory costs (a)	0.00	0.00	0.02	0.07
Non-cash mark-to-market adjustments to stock-based compensation (b)	(0.00)	(0.01)	(0.01)	(0.02)
Write-off of deferred financing costs (c)	-	-	-	0.00
Restructuring costs (d)	-	(0.00)	-	0.05
Costs incurred in connection with CEO transition (e)	-	-	0.11	-
Non-cash stock-based compensation - restructuring (f)	-	-	-	0.01
MSLO shareholder and pre-acquisition litigation (g)	(0.00)	0.01	0.01	0.03
Realized loss on the sale of available-for-sale securities (h)	-	-	0.03	-
MSLO pre-acquisition sales tax refunds (i)	-	-	(0.00)	-
Other non-cash items (j)	0.00	(0.00)	0.00	(0.01)
Impairment of available-for-sale securities (k)	-	0.07	-	0.07
Non-cash impairment charges, net (l)	4.80	-	5.34	-
Adjustment to taxes (m)	(2.10)	0.07	(2.11)	0.14
Total non-GAAP adjustments	2.70	0.14	3.39	0.34

Non-GAAP earnings per share (1)	$0.12	$0.12	$0.44	$0.33

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(162,888)	$(980)	$(185,718)	$(821)

Adjustments:
(Benefit from) provision for income taxes	(132,393)	3,881	(132,535)	9,157
Interest expense, net	15,291	14,507	59,891	50,538
Non-cash compensation	2,068	762	3,852	6,404
Depreciation and amortization	1,244	1,386	4,787	4,765
Deal advisory costs (a)	347	12	1,262	4,330
Restructuring costs (d)	-	(59)	-	3,153
Costs incurred in connection with CEO transition (e)	-	-	6,713	-
MSLO shareholder and pre-acquisition litigation (g)	(38)	505	521	1,557
Realized loss on the sale of available-for-sale securities (h)	-	-	1,916	-
MSLO pre-acquisition sales tax refunds (i)	-	-	(115)	-
Other non-cash items (j)	230	(239)	230	(389)
Impairment of available-for-sale securities (k)	-	4,375	-	4,375
Non-cash impairment charges, net (l)	302,818	-	336,689	-
Severance (o)	706	-	920	-
Total Adjustments	190,273	25,130	284,131	83,890

Adjusted EBITDA (2)	$27,385	$24,150	$98,413	$83,069

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, write-off of deferred financing costs, restructuring costs, costs incurred in connection with CEO transition, non-cash stock-based compensation recorded in connection with restructuring activities, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, impairment of available-for-sale securities, non-cash impairment of goodwill and trademarks, net of non-controlling interest, and adjustment to taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures are useful measures of ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business.

(2)	Adjusted EBITDA is defined as net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, deal advisory costs, non-cash compensation, MSLO shareholder and pre-acquisition litigation costs, restructuring costs, costs incurred in connection with CEO transition, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, impairment of available-for-sale securities, non-cash impairment of goodwill and trademarks, net of non-controlling interest, and severance. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(a)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees.

(c)	Represents the write-off of deferred financing costs as a result of the extinguishment of a portion of the Company’s loan facilities.

(d)	Represents restructuring charges associated with the Martha Stewart Living Omnimedia, Inc. acquisition and other cost savings initiatives.

(e)	Represents $3.2 million in severance expense and $3.5 million in non-cash stock-based compensation expense in connection with the CEO transition. The non-cash stock based compensation expense represents the accelerated vesting of previously granted stock awards, and was calculated based on the stock’s April 2015 grant-date fair value of $14.33 per share in accordance with GAAP. The fair value of the shares on the termination date was $3.95 per share, or approximately $1.1 million total.

(f)	Represents non-cash stock-based compensation recorded in connection with restructuring activities.

(g)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(h)	Represents the realized loss recognized in connection with the sale of the Company’s available-for-sale securities.

(i)	Represents sales tax refund received related to years prior to the acquisition of Martha Stewart Living Omnimedia, Inc.

(j)	Adjustments to estimated accruals previously recorded in conjunction with acquisitions.

(k)	Represents impairment of available-for-sale securities to fair value.

(l)	Represents non-cash impairment charges, net of non-controlling interest, related to the Company’s goodwill and indefinite-lived intangible assets for certain non-core brands.

(m)	Adjustments reflect that the Company expects to pay annual cash income taxes of $0.5 million and $1.0 million, respectively, as the Company's net operating losses and other tax benefits are expected to reduce any additional tax obligation.

(n)	Represents weighted-average diluted shares the Company reported or would have reported if the Company reported GAAP net income in the periods presented.

(o)	Represents costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.